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                                                                Exhibit 10.32

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                                    1996

                          MANAGEMENT INCENTIVE PLAN
                                    (MIP)


I.      PURPOSE

        The purpose of the Management Incentive Plan (the "Plan" or the "MIP") is to motivate the participants to achieve the annual Company and Regional performance objectives and to allow the participants to share in the financial success of the Company.


II.     ELIGIBILITY

                Officers

              Eligible employees who are officers of the Company shall be designated as participants in the Plan by the Compensation Committee of the Board of Directors of the Company.

                Non-officers

              Eligible employees who are not officers of the Company shall be designated as Participants in the Plan by the OHM Executive Management Committee and shall be limited to those senior management positions in the Company who, by their responsibility and level of decision-making capacity, have a significant impact on the Company's operating performance.

        Note: Employees eligible for the Sales Bonus Plan or the Project Bonus Plan shall not be eligible to participate in the Management
        Incentive Plan.
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1996 Management Incentive Plan                                      Page 2 of 4
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III.    PLAN TYPE

        The Management Incentive Plan is a goal attainment type annual incentive plan with Corporate goals based on OHM budgeted pre-tax income and Regional goals based on Regional operating income adjusted for receivables management.

                EXAMPLE:  CORPORATE GROUP
 Base Salary                                    $100,000
 Target Bonus Percent                              30%
 Target Bonus Award                              $30,000



                             EXAMPLE:  KEY REGIONAL GROUP
 Base Salary                              $100,000
 Target Bonus Percent                          15%
 Target Bonus Award                       $ 15,000     Regional Performance 40%             =  $6,000
                                                       Corporate  Performance 60%           =  $9,000

 A discretionary bonus may be paid for exemplary individual performance provided such discretionary bonus is approved by the Compensation Committee of the Board of Directors or the OHM Executive Management Committee, as applicable.

IV.     TARGET BONUS AWARD

        Target bonus awards as a percentage of base salary are set forth below:

     Category                                  Positions                                  Percent
      Tier I       Chief Executive Officer and Vice Chairman of the Board                   50%
      Tier II      Executive Management Committee Members                                   40%
     Tier III      Vice Presidents                                                          30%
      Tier IV      Corporate Directors and Key Regional Personnel                           15%

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1996 Management Incentive Plan                                      Page 3 of 4
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V.      PERFORMANCE/AWARD SCHEDULE

        Threshold, target, and maximum performance objectives will be established annually by the Compensation Committee or the OHM Executive Management Committee, as applicable, for the Corporate and Regional performance measures. To calculate the bonus award payable, match the actual pre-tax income or the operating income goal achieved with the level listed on the matrix.

                                                                  BONUS MATRIX

        PERFORMANCE             PERCENTAGE OF PRE-TAX INCOME OR            PERCENTAGE OF TARGET
           LEVEL                OPERATING INCOME GOAL ACHIEVED                BONUS EARNED*
         Threshold            85% of Budgeted Performance                          25%
         Target               100% of Budgeted Performance                         100%
         Maximum              120% of Budgeted Performance                         150%


 * If percentage of pre-tax income or operating income goal achieved is not shown above, interpolate between amounts to determine percentage of target bonus earned.

        For the Corporate group to qualify for a bonus, OHM must achieve a minimum of 85% of budgeted pre-tax income; whereas for the Regional group to qualify for a bonus, Regional performance must achieve a minimum of 85% of Regional budgeted operating income. Eligibility and payment for Corporate and Regional performance awards shall be calculated independently.


VI.     AWARD PAYMENT

        Any award earned will be paid in cash less applicable withholdings and taxes as soon as is practical after the end of the calendar year (the "Plan Year"); however, no later than March 1 following the end of the Plan Year.


VII.    TERMINATION OF EMPLOYMENT

        In the event a participant is terminated during the Plan Year for any reason whatsoever, such Participant shall not receive an award for the Plan Year in which such termination occurred.
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1996 Management Incentive Plan                                      Page 4 of 4
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VIII.   PROMOTION OR NEW HIRES

        If a participant is promoted or is hired into a bonus-eligible position within the Plan Year, such participant will be eligible to receive a prorated award.


IX.     MISCELLANEOUS

        The Company may, at its sole discretion, amend or terminate the Plan at any time, provided that any amendment of the Plan as applied to the officers of the Company shall be approved by the Compensation Committee.